UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________
Date of Report (Date of earliest event reported) December 23, 2005
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 23, 2005, Horizon Offshore, Inc. (the “Company”) entered into exchange agreements (the “Exchange Agreement”) with certain holders of its 8% Subordinated Secured Notes due March 31, 2010 (the “8% Notes”) for the exchange of 13,829,169 shares of its common stock for approximately $5.2 million in aggregate principal amount (plus accrued and unpaid interest) of 8% Note debt, at an exchange ratio of one share of common stock for each $0.38 of 8% Note debt exchanged. A form of the Exchange Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The Company completed the exchange of the shares of its common stock for the 8% Note debt in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 3(a)(9) thereof.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated herein by reference.
     As of December 28, 2005, the Company also issued approximately 5,072,736 additional shares of its common stock upon conversion of the remainder of its Subordinated Convertible Notes Due March 31, 2010.
     The Company issued the shares of its common stock upon conversion of the convertible notes in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) thereof and Rule 506 promulgated thereunder.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Form of Exchange Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: December 29, 2005

Exhibit Index

Exhibit Number	Description
10.1	Form of Exchange Agreement